EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7350, 33-8418, 33-35561, 33-36092, 33-40275, 33-56417, 33-56411, 33-56413, 33-16701 and 333-55982) of our report dated March 28, 2003 relating to the financial statements and financial statement schedule of Dreyer’s Grand Ice Cream, Inc., which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California
March 28, 2003